THERAGENICS CORPORATION
                             5325 OAKBROOK PARKWAY
                            NORCROSS, GEORGIA 30093
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             ---------------------

     You are cordially invited to attend the Annual Meeting of Stockholders of Theragenics Corporation (the "Company") to be held at 10:00 A.M., Atlanta time, on Friday, May 24, 1996, at the Gwinnett Civic & Cultural Center, 6400 Sugarloaf Pkwy., Duluth, Georgia 30136 for the following purposes:

        1. To elect two directors;

        2. To consider and vote on a proposal to ratify the appointment of Grant Thornton as independent public accountants;

        3. To transact such other business as may properly come before such meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on March 29, 1996, as the record date for the determination of the stockholders entitled to notice of, and to vote at, the meeting.

                                           Sincerely,

                                           /s/ BRUCE W. SMITH

                                           BRUCE W. SMITH,
                                           Secretary
Norcross, Georgia
April 19, 1996

                             YOUR VOTE IS IMPORTANT

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS, YOU ARE REQUESTED TO FILL IN AND SIGN THE ENCLOSED FORM OF PROXY AND MAIL IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. IF YOU DO ATTEND THE MEETING AND DECIDE THAT YOU WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY.

                            THERAGENICS CORPORATION
                             5325 OAKBROOK PARKWAY
                            NORCROSS, GEORGIA 30093
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Theragenics Corporation (the "Company") to be voted at the Annual Meeting of Stockholders of the Company to be held on Friday, May 24, 1996, at the Gwinnett Civic & Cultural Center, 6400 Sugarloaf Pkwy., Duluth, Georgia 30136, at 10:00 o'clock in the morning, Atlanta time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

     The Board of Directors has fixed the close of business on March 29, 1996, as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the forthcoming Annual Meeting of Stockholders or any adjournment thereof. Any person giving a proxy in the form accompanying this statement has the power to revoke it at any time prior to its exercise. A proxy may be revoked by attending and voting at the meeting or by written notice to the Secretary of the Company received at the Company's offices at 5325 Oakbrook Parkway, Norcross, Georgia, 30093 prior to the date of the Annual Meeting. When proxies are returned properly executed, the shares represented thereby will be voted as directed in the executed proxy. If the Proxy is returned but no choice is specified therein, it will be voted for the election of the nominees named therein and for each of the listed proposals.

     The expenses for soliciting proxies for the forthcoming Annual Meeting of Stockholders are to be paid by the Company. Solicitation of proxies may be made by means of personal calls upon, or telephonic or telegraphic communications with, stockholders or their personal representatives by directors, officers and employees of the Company, who will not be specially compensated for such services. The Company may or may not engage a proxy service to assist the Company in the solicitation of proxies. The Company did not use a proxy solicitation service for the 1995 Annual Meeting of Stockholders. It is anticipated that this Proxy Statement and enclosed Proxy will first be mailed to stockholders entitled to notice of and to vote at the Annual Meeting on or about April 19, 1996.

                VOTING SECURITIES AND PRINCIPAL SECURITY HOLDERS

     As of March 29, 1996, the Company had outstanding and entitled to vote at the Annual Meeting 11,504,954 shares of Common Stock, par value $.01 per share ("Common Stock").

     The holders of Common Stock are entitled to vote as a single class and to one vote per share, exercisable in person or by proxy, at all meetings of stockholders. Holders of Common Stock do not have any cumulative voting rights. Abstentions and "broker non-votes" are counted for purposes of determining the presence or absence of a quorum for the transaction of business but not counted in determining the numbers of shares voted for or against any nominee for director or any proposal. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and casting votes for the position on the Board which that nominee represents.

     The following table sets forth the ownership of the Company's Common Stock as of March 29, 1996 by each person known to the Company to be the beneficial owner of more than 5% of such Common Stock, by each executive officer and director and by all executive officers and directors as a group:


                                                  AMOUNT AND       PERCENTAGE
                                                  NATURE OF            OF
                                                  BENEFICIAL      COMMON STOCK
    NAME AND ADDRESS OF BENEFICIAL OWNER         OWNERSHIP(1)     OUTSTANDING(2)
    -------------------------------------------  ------------     ------------
    Otis W. Brawley, M.D.....................       24,000(3)          *
      9715 Hill Street
      Kensington, MD 20895
    Orwin L. Carter, Ph.D....................       49,000(4)          *
      1029 Third Avenue South
      Stillwater, MN 55082
    Dean W. Fitzgerald.......................       25,793             *
      5325 Oakbrook Parkway
      Norcross, GA 30093
    John V. Herndon..........................       45,834(5)          *
      617 Longview Drive
      Waynesville, N.C. 28786
    M. Christine Jacobs......................      189,070(6)         1.6%
      5325 Oakbrook Parkway
      Norcross, GA 30093
    Mr. Charles Klimkowski...................      129,900(7)         1.1%
      208 South LaSalle Street
      Chicago, IL 60604
    Peter A.A. Saunders......................       62,000(8)          *
      2 Regents Close
      South Croydon, Surrey CR2 7BW
      England
    Bruce W. Smith...........................      124,500(9)         1.1%
      5325 Oakbrook Parkway
      Norcross, GA 30093
    All Directors and Officers...............      650,097(10)        5.4%
      as a Group (seven persons)
    Non-Management Owning > 5%
    ------------------------------------
    Bellingham Industries Inc................    2,383,500           20.8%
      Urraca Building
      Frederico Boyd Avenue
      Panama City, Panama

- ---------------

* Less than 1%
 (1) Each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by him or her.
 (2) The percentage of shares of Common Stock is calculated assuming that the beneficial owner has exercised any conversion rights, options or other rights to subscribe held by such beneficial owner that are currently exercisable or exercisable within 60 days and that no other conversion rights, options or other rights to subscribe have been exercised by anyone else.
 (3) Includes 24,000 shares purchasable by Dr. Brawley within 60 days upon exercise of options.
 (4) Includes 48,000 shares purchasable by Dr. Carter within 60 days upon exercise of options.
 (5) Includes 13,334 shares purchasable by Mr. Herndon within 60 days upon exercise of options.
 (6) Includes 117,570 shares purchasable by Ms. Jacobs within 60 days upon exercise of options.
 (7) Includes 76,000 shares purchasable by Mr. Klimkowski within 60 days upon exercise of options.
 (8) Includes 62,000 shares purchasable by Mr. Saunders within 60 days upon exercise of options.
 (9) Includes 108,000 shares purchasable by Mr. Smith within 60 days upon exercise of options.
(10) Includes 448,904 shares purchasable by all executive officers and directors within 60 days upon exercise of options.

                              PROPOSAL NUMBER ONE

                             ELECTION OF DIRECTORS

     The Board of Directors of the Company is divided into three classes (Class I, Class II and Class III) with two directors in each class. One class of directors is elected each year for a three-year term. Two directors, representing the Class I Directors, are to be elected at the Annual Meeting. These Class I Directors will serve until the Annual Meeting of Stockholders in 1999 or until their successors shall have been elected and qualified. The current Board of Directors has selected, and will cause to be nominated at the meeting, Mr. John V. Herndon and Mr. Peter A.A. Saunders, who upon election will comprise the Class I Directors of the Board of Directors.

     Provided that a quorum of stockholders is present at the meeting in person or by proxy, directors will be elected by a plurality of the votes cast at the meeting. The persons named on the enclosed proxy card or their substitutes will vote all of the shares that they represent for the above-named nominee unless instructed otherwise on the proxy card. If at the time of the Annual Meeting of Stockholders any nominee is unable or declines to serve, the discretionary authority provided in the proxy will be exercised to vote for a substitute. Management has no reason to believe that a substitute nominee will be required.

     The directors and director nominees have supplied the Company with the following information concerning their age, principal employment, other directorships and positions with the Company:



    DIRECTOR/NOMINEE            PRINCIPAL OCCUPATION AND OTHER INFORMATION
- -------------------------  -----------------------------------------------------

CLASS I DIRECTOR NOMINEES
John V. Herndon            Mr. Herndon joined the Company in April 1987, as
Director since 1987        Executive Vice President and in July 1989, was
Age: 55                    appointed President, Chief Executive Officer and
                           Chairman of the Board of Directors of the Company. In
                           August 1993, Mr. Herndon relinquished his role as
                           Chief Executive Officer while retaining his position
                           as Chairman of the Board of Directors of the Company.
                           Mr. Herndon stepped down as Chairman of the Board in
                           December 1994, and currently serves as a Director as
                           well as serving the Company in the position of
                           Advisor-to-the-President.

Peter A.A. Saunders        Mr. Saunders is manager/owner of PASS Consultants, a
Director since 1989        Great Britain based management consulting firm
Age: 54                    established in 1988. From April 1991 to April 1993,
                           Mr. Saunders was also Managing Director of United
                           Artists Communications in London, a cable television
                           and telephone service provider. Mr. Saunders
                           presently serves as a non-executive director for
                           several other British companies including Mayday
                           Healthcare Trust (hospital), Allied Radio plc (radio
                           stations), and Eurobell (Sussex) Ltd. (cable TV and
                           telecommunications).

CLASS II DIRECTORS
Charles R. Klimkowski      Since 1980, Mr. Klimkowski has been employed by The
Director since 1993        Chicago Corporation, most recently as a Senior Vice
Age: 60                    President and Director, a Portfolio Manager and a
                           member of the Investment Policy Committee. Mr.
                           Klimkowski was elected to the post of Chairman of
                           Theragenics' Board of Directors in December 1994.

    DIRECTOR/NOMINEE            PRINCIPAL OCCUPATION AND OTHER INFORMATION
- -------------------------  -----------------------------------------------------

Otis W. Brawley, M.D.      Since 1990, Dr. Brawley has been Program Director of
Director since 1995        the Community Oncology and Rehabilitation Branch,
Age: 37                    Early Detection and Community Oncology Program, a
                           Division of Cancer Prevention and Control of the
                           National Cancer Institute. Dr. Brawley has also been
                           a Commissioned Officer of the U.S. Public Health
                           Service since 1989 and Tenured with the Research
                           Officer Group since February 1994. Dr. Brawley's
                           professional activities have included; National
                           Cancer Institute (NCI) Coordinator and Project
                           Officer of the Prostate Cancer Prevention Trial, NCI
                           Coordinator of the Minority Based Community Clinical
                           Oncology Program, and coauthor and associate
                           investigator in several protocols approved by the
                           National Institutes of Health Clinical Center
                           Investigational Review Committee. Dr. Brawley has
                           received such distinguished honors as the Public
                           Health Service Commendation in 1993 and the National
                           Cancer Institute and the Equal Employment Opportunity
                           Officer's Commendation in 1991 and 1993. Additionally
                           he has coauthored more than 21 publications. Dr.
                           Brawley also reviews for several prestigious
                           publications.

CLASS III DIRECTOR
Orwin L. Carter, Ph.D.     Dr. Carter presently serves as a consultant with
Director since 1991        INCSTAR Corporation, a manufacturer of in vitro
Age: 53                    diagnostic test kits and an affiliate of Sorin
                           Biomedica. From 1989 to March 1995, Dr. Carter served
                           INCSTAR in various capacities including Chairman,
                           C.E.O. and President. Dr. Carter also currently
                           serves on the Board of Directors of Lifecore
                           Biomedical, Inc.

M. Christine Jacobs        Ms. Jacobs joined the Company as National Sales
Director since 1992        Manager in 1987 and was subsequently promoted to Vice
Age: 45                    President of General Sales and Marketing. Since 1992,
                           Ms. Jacobs has been President and Chief Operating
                           Officer of the Company and in August 1993, Ms. Jacobs
                           was promoted to the position of Chief Executive
                           Officer while retaining the position of President.
                           Ms. Jacobs also serves as a director of the Georgia
                           Biomedical Partnership, a non-profit organization
                           which promotes economic and environmental development
                           beneficial to the growth of biomedical business
                           within Georgia.

     The Board of Directors held four meetings in the fiscal year ended December 31, 1995, and acted by unanimous written consent in lieu of a meeting in a number of instances. All members participated in all meetings. All Directors were involved in informal discussions prior to the signing of all unanimous written consents.

     The Board of Directors has established two standing committees and has assigned certain responsibilities to each of those committees.

     The Audit Committee, formed in 1991, met twice during fiscal year 1995. The Audit Committee reviews the independence, qualifications and activities of the Company's independent certified public accountants and the activities of the Company's accounting staff. The Audit Committee also recommends to the Board the appointment of the Company's independent certified public accountants and reviews and approves the Company's annual financial statements together with other financial reports and related matters. The Audit Committee is composed of Mr. Saunders and Dr. Carter, each of whom attended all meetings.

     The Compensation Committee, formed in 1990, met three times during fiscal year 1995. The Compensation Committee makes recommendations concerning remuneration of the Company's Chief Executive Officer. The Compensation Committee is composed of Dr. Brawley and Mr. Klimkowski, each of whom attended the meetings.

     The Board of Directors has no Nominating Committee.

     Directors who are not officers of the Company receive $500 per meeting plus expenses as compensation for attending Board of Directors and Committee meetings.

                               EXECUTIVE OFFICERS

     The executive officers of the Company are set forth in the table below. All executive officers serve the Company under employment contracts.



EXECUTIVE OFFICER                     OFFICE AND OTHER INFORMATION
- ---------------------  ---------------------------------------------------------

M. Christine Jacobs    President and Chief Executive Officer since 1993. See
  Age: 45              information above under Class III Directors.

Bruce W. Smith         Treasurer and Chief Financial Officer of the Company and
  Age: 43              Secretary of the Board of Directors since 1989. Mr. Smith
                       has served in financial capacities with the Company since
                       joining it in January 1987.

Dean Fitzgerald        Vice President of Business Development since January
  Age: 49              1996. Mr. Fitzgerald joined the Company in 1993 as
                       Manager of Client and Public Relations and was
                       subsequently promoted to Director of Marketing and Sales
                       before assuming his current duties. Prior to joining
                       Theragenics, Mr. Fitzgerald was President of American
                       Export Trading Company Inc., a manufacturer's
                       representative and marketing consulting firm.


                         REMUNERATION AND OTHER MATTERS

EXECUTIVE COMPENSATION

     The following table summarizes the compensation paid by the Company for services rendered during the years indicated to each of the Company's executive officers whose total salary and bonus exceeded $100,000 during the fiscal year ended December 31, 1995.


                           SUMMARY COMPENSATION TABLE
                                                               LONG-
                                                               TERM
                                                              COMPEN-
                                   ANNUAL COMPENSATION        SATION
                              ------------------------------  -------
                                                    OTHER               ALL
                                                   ANNUAL     NUMBER   OTHER
     NAME AND          FISCAL                      COMPEN-      OF     COMPEN-
PRINCIPAL POSITION      YEAR   SALARY(1)   BONUS   SATION(2)  OPTIONS  SATION(3)
- -------------------    ------ ----------- -------  ---------  -------  ---------

M. Christine Jacobs     1995   $100,010    $68,000     --        --     $ 174
  President & Chief     1994   $100,010    $28,000     --        --     $ 102
  Executive Officer(4)  1993   $ 88,081    $16,667     --     120,000   $ 143

- ---------------

(1) Includes amounts deferred under the 401(k) feature of the Company's Employee Savings Plan.
(2) Excludes certain personal benefits, the total value of which was less than 10% of the total annual salary and bonus.
(3) Represents premiums on a term life insurance policy.

(4) The Company has an agreement with Ms. Jacobs, dated August 1, 1993, which provides for her employment for the period commencing August 1, 1993 and expiring July 31, 1996. This agreement provides for a minimum annual salary of $100,000 plus an annual bonus determined by the Board of Directors utilizing certain criteria. In addition the agreement provides a severance package in the event of termination of up to six months' salary and other related benefits.

     The following table sets forth information concerning the value of unexercised options as of December 31, 1995 held by Ms. Jacobs. No stock appreciation rights have ever been issued by the Company.

  OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES TABLE

                                              NUMBER OF           VALUE OF
                                             UNEXERCISED         UNEXERCISED
                                            IN-THE-MONEY        IN-THE-MONEY
                      SHARES                 OPTIONS ON          OPTIONS ON
                     ACQUIRED             DECEMBER 31, 1995    DECEMBER 31, 1995
                        ON       VALUE       EXERCISABLE/        EXERCISABLE/
        NAME         EXERCISE   REALIZED    UNEXERCISABLE       UNEXERCISABLE
- -------------------  --------   ---------  ----------------   ------------------
M. Christine Jacobs   100,000    $975,000   117,570/40,000     $853,574/$260,000

     Of the options described as exercisable but unexercised, 37,500 are exercisable at $3.00 per share until the option expiration date of April 1, 1997, and 80,000 are exercisable at $5.375 per share until the option expiration date of August 1, 2003. The 40,000 options currently unexercisable vest August 1, 1996 and are exercisable at $5.375 per share until the option expiration date of August 1, 2003. All options are immediately exercisable upon change in control of the Company. Terms of the option agreement provide for termination of options if the employee is terminated for cause or voluntarily terminates without the consent of the Company.

     Board Compensation Committee Report on Executive Compensation. The Compensation Committee has a policy that a significant portion of the Chief Executive Officer's pay should be related to the performance of the Company. Historically, it has been the Company's policy to establish employees base salaries at rates below what the Committee believes the officers could command in the market and supplement these base salaries with bonuses, if justified, based on the Company's and individual's performance. The Committee believes this policy is reflected, for example, in the terms of the Chief Executive's employment contract and criteria for a performance bonus.

     At the beginning of 1995, the Committee established criteria for the C.E.O.'s performance bonus based upon a combination of dollar sales levels and dollar after tax profitability. A matrix (the "Matrix") was established with cells within the Matrix representing specific combinations of sales and profits. Performance falling within a particular cell would result in a bonus to the C.E.O. expressed as a percent of the C.E.O.'s base salary. This Matrix, which allowed for bonuses running from 0% to 137% of the C.E.O.'s base salary, was constructed to reward the C.E.O. for reaching specific combinations of sales and profit levels with higher sales and profit resulting in a larger bonus. The percentages within the Matrix recognize both the benefit to the Company of reaching certain sales and profit levels and to a lesser extent the Committee's assessment of the compensation the C.E.O. could obtain in the market. In addition to the bonus called for in the Matrix, the Committee also has the option of awarding the C.E.O. an additional bonus of up to 10% of her base salary. This bonus which is subjectively determined by the Committee is based on less quantifiable measures of performance (i.e., problem resolution, marketing program development and execution, internal processes and procedures development, cash management and expense control, and the effective and efficient application of available resources to ensure both short-term and long-term Company health).

     Based upon the above criteria, Ms. Jacobs, the Company's C.E.O., was awarded a 68% bonus or $68,000. The 68% represents an 58% bonus called for by the Matrix plus a 10% bonus for the less quantifiable measures of performance.



/s/ Otis W. Brawley, M.D.                 /s/ Charles R. Klimkowski
- -------------------------------         ---------------------------------
    Otis W. Brawley, M.D.                     Charles R. Klimkowski

     The following table summarizes the cumulative total return on investment in the Company's Common Stock for fiscal years 1990 through 1995:

              COMPARISON OF FIVE YEAR -- CUMULATIVE TOTAL RETURNS


                                                 NASDAQ STOCK       NASDAQ
      MEASUREMENT PERIOD          THERAGENICS     MARKET (US      PHARMACEUT
    (FISCAL YEAR COVERED)         CORPORATION     COMPANIES)     ICALS STOCKS

            1990                      100             100             100
            1991                      680             161             266
            1992                      880             187             221
            1993                      680             215             197
            1994                      380             210             148
            1995                     1900             296             271

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Dr. Orwin Carter and Dr. Otis Brawley, directors of the Company, each received $500 for consulting services rendered to the Company.

                              PROPOSAL NUMBER TWO

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     Stockholders will be asked to vote for a proposal to ratify the appointment of Grant Thornton as the independent public accountants of the Company for the fiscal year ending December 31, 1996. Grant Thornton has been the independent public accountants for the Company since fiscal year 1989. If the stockholders, by affirmative vote of the holders of a majority of the votes cast, do not ratify this appointment, the Board of Directors will reconsider its action and select other independent public accountants without further stockholder action.

     A representative of Grant Thornton is expected to be present at the Annual Meeting to respond to appropriate questions and will be given the opportunity to make a statement if such representative desires to do so.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY.

                      COMPLIANCE WITH FILING REQUIREMENTS

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934, officers, directors, and beneficial owners of more than ten percent of the outstanding Common Stock are required to file reports with the Securities and Exchange Commission reporting their beneficial ownership of the Common Stock at the time they become subject to the reporting requirements and changes in beneficial ownership occurring thereafter. Based on a review of the reports submitted to the Company and written representations from persons known to the Company to be subject to these reporting requirements, the Company believes that its executive officers and directors complied with the Section 16(a) requirements.

                             STOCKHOLDERS PROPOSALS

     Stockholders of Theragenics may submit proposals for inclusion in the proxy materials. These proposals must meet the stockholder eligibility and other requirements of the Securities and Exchange Commission. In order to be included in the Company's 1997 proxy material, a stockholder's proposal must be received not later than December 31, 1996 at Theragenics Corporation offices, 5325 Oakbrook Parkway, Norcross, Georgia 30093, ATTN.: Secretary.

     In addition, Theragenics' By-Laws provide that in order for business to be brought before the Annual Meeting, a stockholder must deliver or mail written notice to the principal executive offices of the Company, which written notice is received not less than 60 days nor more than 90 days prior to the date of the meeting. The notice must state the stockholder's name, address, number and class of shares of Theragenics stock held, and briefly describe the business to be brought before the meeting, the reasons for conducting such business at the Annual Meeting, and any material interest of the stockholder in the proposal.

     The By-Laws also provide that if a stockholder intends to nominate a candidate for election as a Director, the stockholder must deliver written notice of his or her intention to the Secretary of the Company. The notice must be received not less than 60 days nor more than 90 days before the date of the meeting of stockholders. The notice must set forth the name and address of, and the number of shares owned by, the stockholder (and that of any other stockholder known to be supporting said nominee). The notice must also set forth the name of the nominee for election as a Director, the age of the nominee, the nominee's business address and experience during the past five years, the number of shares of stock of the Company beneficially held by the nominee, and such other information concerning the nominee as would be required to be included in a proxy statement soliciting proxies for the election of the nominee. In addition, the notice must include the consent of the nominee to serve as a Director of Theragenics if elected.

                                 MISCELLANEOUS

     THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES, TO ANY RECORD OR BENEFICIAL OWNER OF ITS COMMON STOCK AS OF MARCH 29, 1996, WHO REQUESTS A COPY OF SUCH REPORT. ANY REQUEST FOR THE 10-K REPORT SHOULD BE IN WRITING ADDRESSED TO: RON WARREN, DIRECTOR OF INVESTOR RELATIONS, THERAGENICS CORPORATION, 5325 OAKBROOK PARKWAY, NORCROSS, GA 30093. IF THE PERSON REQUESTING THE REPORT WAS NOT A SHAREHOLDER OF RECORD ON MARCH 29, 1996, THE REQUEST MUST INCLUDE A REPRESENTATION THAT SUCH PERSON WAS A BENEFICIAL OWNER OF COMMON STOCK OF THE COMPANY ON THAT DATE. COPIES OF ANY EXHIBITS TO THE FORM 10-K WILL BE FURNISHED ON REQUEST AND UPON PAYMENT OF THE COMPANY'S EXPENSES IN FURNISHING SUCH EXHIBITS.

                                 OTHER MATTERS

     Management is not aware of any matters to be presented for action at the meeting other than those set forth in this Proxy Statement. However, should any other business properly come before the meeting, or any adjournment thereof, the enclosed Proxy confers upon the persons entitled to vote the shares represented by such Proxy discretionary authority to vote the same in respect of any such other business in accordance with their best judgment in the interest of the Company.

Norcross, Georgia
April 19, 1996